EXHIBIT INDEX
                                   Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

ROSEVILLE COMMUNICATIONS COMPANY
IS NOW SUREWEST COMMUNICATIONS


(Roseville, California) - Roseville Communications Company (OTC:formerly RVCL), the parent company of the Roseville Telephone Company, has changed its name effective today to SureWest Communications. The company's common stock will trade under the new corporate name and with the new ticker symbol SURW. The company is known as a reliable provider of advanced communications services in the greater Sacramento area, including wireless, broadband, Internet, DSL, long distance, fiber optic networks and directory services.

The SureWest(TM) name was selected because it is a name that will support future growth as the company continues to expand into the greater Sacramento area and beyond. In addition, the name reflects the company's commitment to - and strength in - providing reliable services and the highest level of customer care.

As part of the overall brand strategy, several subsidiaries will now carry the SureWest(TM) name, including SureWest Wireless (formerly RCS Wireless), SureWest Broadband (formerly RCS Digital), SureWest Internet (formerly RCS Internet) and SureWest Directories (formerly RCS Directories).

Brian Strom, president and CEO of SureWest Communications stated, "It was through significant research and effort that the SureWest(TM) name was created. This change is an important part of our growth strategy."

Strom continued, "Our subsidiaries are providing telecommunications services outside of our traditional Roseville service area. The SureWest(TM) name better reflects that diversification and overall growth strategy. It's a great name, a name that reflects the reliable service and excellent customer care that our customers depend on."

Strom concluded, "Unlike some of the other recent name changes in the communications industry, our new name does not reflect a consolidation of any of our operations with those of another company. We are proud that the company has been able to continuously expand its products, services and geographic reach as an independent company, while continuing to maintain our strong financial performance. We intend to continue to follow that path."

Given its local service roots and more than 85-year history, the name of Roseville Telephone Company will not change, and it will continue to provide local telephone service within its 83-square mile territory which serves the communities of Roseville, Granite Bay, Citrus Heights, Antelope and portions of Rocklin.

The company and subsidiaries have invested more than $300 million in the greater Sacramento region through the build-out and improvement of infrastructure so customers can have the benefits of first-rate telecommunications services from a local provider. SureWest Wireless offers the unique $39 unlimited wireless plan which allows customers within the coverage area to make unlimited calls to 916 and 530 numbers for one flat price. SureWest Broadband provides complete telecommunications services to medium and large businesses in the South Placer and Sacramento regions. SureWest Internet provides high-speed Internet access to residential and business customers using the popular DSL (digital subscriber lines) technology. SureWest Directories is the premier publisher of telephone directories for Roseville Telephone and Foresthill Telephone, as well the Sacramento and Auburn/Grass Valley/Nevada City Little Book directories.

SureWest Communications

SureWest Communications and its family of companies including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet and SureWest Directories, create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for 86 years as the Incumbent Local Exchange Carrier (ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data transport. For more information, visit the SureWest web page at www.surewest.com.